UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013 (August 5, 2013)

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices with zip code)

(514) 744-6792

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 5, 2013, pursuant to the Agreement and Plan of Merger, dated May 24, 2013 (as amended, the “Merger Agreement”), among Valeant Pharmaceuticals International, a Delaware corporation (“VPI”), Stratos Merger Corp., a Delaware corporation and wholly owned subsidiary of VPI (“Merger Sub”), Bausch & Lomb Holdings Incorporated, a Delaware corporation (“B&L”) and, with respect to limited provisions of the Merger Agreement, Valeant Pharmaceuticals International, Inc., a corporation organized under the laws of Canada and the ultimate parent of VPI (“Valeant”), Merger Sub merged with and into B&L, with B&L continuing as the surviving entity and wholly owned subsidiary of VPI (the “Merger”). B&L is a leading global eye health company.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of B&L common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time was converted into the right to receive its pro rata share (the “Per Share Merger Consideration”), without interest, of an aggregate purchase price equal to $8,700,000,000 minus B&L’s existing indebtedness obligations, minus certain of B&L’s transaction expenses, minus certain payments with respect to certain canceled B&L performance-based options (which were not outstanding immediately prior to the Effective Time), plus the aggregate exercise price applicable to B&L’s outstanding options immediately prior to the Effective Time, and plus certain cash amounts, all as further described in the Merger Agreement.

Each B&L restricted share and stock option, whether vested or unvested, that was outstanding immediately prior to the Effective Time was canceled and converted into the right to receive the Per Share Merger Consideration in the case of restricted shares or, in the case of stock options, the excess, if any, of the Per Share Merger Consideration over the exercise price of such stock option.

As previously disclosed, part of the Merger consideration was funded by $850,000,000 of a new series of tranche A term loans and $3,200,000,000 of a new series of tranche B term loans under Valeant’s Third Amended and Restated Credit and Guaranty Agreement (the “Credit Agreement”), dated February 13, 2012, by and among Valeant, certain of its subsidiaries, including VPI, as guarantors, a syndicate of financial institutions and investors, Goldman Sachs Lending Partners LLC (“GSLP”), J.P. Morgan Securities LLC (“JPM”) and Morgan Stanley Senior Funding, Inc. (“MS”), as Joint Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A. (“JPMCB”) and MS, as Co-Syndication Agents, JPMCB, as Issuing Bank, GSLP, as Administrative Agent and Collateral Agent, and the other agents party thereto.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2013, the board of directors of Valeant (the “Board”) appointed Fred Hassan as a director, to serve on the Board until Valeant’s next meeting of shareholders at which directors are elected. As previously announced, Mr. Hassan, who is the former chairman of the B&L board, was expected to join the Board after the Merger closed. Mr. Hassan will be paid in accordance with the current compensation approved by the Board for directors, which currently provides for an annual grant of restricted stock units with a fair market value of $375,000, an annual retainer in the amount of $75,000 and additional compensation based on his Board committee membership.

Item 8.01	Other events.

On August 6, 2013, Valeant issued a press release announcing the completion of the Merger. A copy of the press release is being filed herewith as Exhibit 99.1 and the information therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

•	Valeant intends to amend this Current Report on Form 8-K to include the historical financial information required under Item 9.01(a) within 71 calendar days from the filing of this Form 8-K.

(b) Pro Forma Financial Information.

•	Valeant intends to amend this Current Report on Form 8-K to include the pro forma financial information required under Item 9.01(b) within 71 calendar days from the filing of this Form 8-K.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

2.1	Agreement and Plan of Merger, dated as of May 24, 2013, among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, Stratos Merger Corp. and Bausch & Lomb Holdings Incorporated (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 001-14956) filed on May 31, 2013).

99.1	Press Release, dated August 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

Date: August 8, 2013	By:	/s/ Robert Chai-Onn
	Name:	Robert Chai-Onn
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Corporate Business Development

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 24, 2013, among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, Stratos Merger Corp. and Bausch & Lomb Holdings Incorporated (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 001-14956) filed on May 31, 2013).

99.1	Press Release, dated August 6, 2013.